 MIDWAY GOLD CORP.

January 23, 2008	TSX Venture Exchange Symbol: MDW
American Stock Exchange Symbol: MDW

Website: www.midwaygold.com

MIDWAY INCREASES SPRING VALLEY GOLD  RESOURCE

Midway Gold Corp.  (“Midway” or the “Company”) (MDW – Amex/ TSX.V) is pleased to report that an updated NI 43-101 compliant mineral resource estimate has significantly increased the gold resource identified at the Company’ s 100% owned Spring Valley Project, Nevada. The new Inferred mineral resource estimate is 50.6 million tons grading 0.0196 ounce per ton (opt) gold for a total of 992,152 ounces and as yet does not contain the significant amount of gold discovered in the North Hill and West Diatreme areas.

“This estimate includes only the mineralized material occurring within a Lerchs-Grossmann optimization shell (an economic test that simulates a break-even pit using current mining costs and in this case a gold price of $650 per ounce) to ensure that the resource has a reasonable prospect of  economic extraction”, says Alan Branham, President and CEO of Midway Gold Corp. “In addition, there is a significant amount of gold in the North Hill and West Diatreme areas that could not yet be included in this estimate because of limited drill density or because certain zones have too much overburden. In 2008 90,000 feet of drilling will be conducted between the North Hill and Porphyry zones and the West Diatreme and Pond zones, together with step-out drilling to the north and southwest.  Several of these gold zones may merge with the additional drilling. We are pleased to see this significant growth and plan an aggressive program of drilling beginning in February 2008 to test a minimum of eight new outlying gold and silver targets on the 18 square mile Spring Valley project. ”

 Inferred resource summary for the Spring Valley deposit

Cut-off grade (opt)	Short tons (millions)	Gold grade (opt)	Contained gold (ounces)
0.006	50.6	0.0196	992,152
0.010	41.1	0.0223	917,109
0.020	17.7	0.0327	577,602

This resource estimate was conducted by Tim Kuhl of AMEC E&C Services, Inc. (AMEC) of Sparks, Nevada and is in compliance with Canada’s NI43-101and in accordance with CIM Definition Standards for Mineral Resources and Mineral Reserves. It includes all drill results available up to December 15, 2007 in the Pond, Sill, Porphyry, Valley Breccia, North Hill and West Diatreme zones.  Drilling has now identified a coherent gold zone that Midway believes is 3,500 feet long by 3,500 feet wide, that is continuous to a depth of 1,400 feet.  Known mineralization remains open to the northeast, southwest, and at depth.

The resource was estimated by AMEC as follows:

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results from 353 drill holes,

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The integrity of the database was checked and verified,

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 The quality of the assay data was reviewed and deemed acceptable ,

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 A three-dimensional block model was generated using the commercially available mine planning software package Minesight®

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 Mineralized domains were established using wireframes and indicator kriging to address the variable nature of the deposit,

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 A capping threshold grade of 1.03 opt was established using statistical methods and assays greater than 1.03 opt were set to 1.03 opt,

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Assays used for the estimation were composited into 10 foot, down-the-hole intervals,

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A density of 12.6 cubic feet per short ton was applied to all bedrock material and a density of 14.0 cubic feet per short ton was applied to overburden and alluvium

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The composited assays were used to estimate tons and gold grades within the mineralized domains using ordinary kriging,

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The model was reiteratively modified and validated using visual checks, statistical methods and an alternative estimation method,

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 A Lerchs-Grossmann optimization shell was completed to establish that the resources have a reasonable expectation of being economic,

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Resources were classified and tabulated using variable cutoff grades on only the resource model contained within the Lerchs-Grossmann optimization.

Tim Kuhl, Principal Geologist with AMEC, is the Qualified Person responsible for estimating the resources at the Spring Valley Project.  The results of the AMEC resource estimate has been reviewed by Midway technical staff including Alan Branham a Qualified Person for Midway.

A Technical Report by AMEC supporting disclosure of these mineral resources will be filed on Sedar within 45 days of this press release. The Technical Report updates the project as of December 15th, 2007 and outlines the work on the resource and progress to that date.

Spring Valley is a diatreme hosted gold system covered by gravel pediment. Deep core drilling has intercepted gold-bearing quartz veins in porphyry intrusives below the diatreme.

Details of Midway Gold’s projects are available on the Company’s website at www.midwaygold.com.

Midway Gold Corp. is a precious metals exploration company, listed on the American Stock Exchange and on the TSX Venture Exchange under the symbol “MDW.”  Midway’s focus is creating value for shareholders through the discovery and development of quality new precious metal resources in politically stable mining areas. The company has three advance stage gold exploration projects and four early stage exploration project that control over 60 square miles of mineral rights along four major gold trends in Nevada.

ON BEHALF OF THE BOARD

“Alan Branham”

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Alan Branham, President and CEO

For further information, please contact: Teresa Gustine at (877) 475-3642 (toll-free).

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business.  Forward looking statements are statements that are not historical facts and include resource estimates.  The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company’s actual results or achievements to differ materially from those expressed in or implied by forward looking statements.  These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company’s properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labour disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company’s SEC filings.  Forward-looking statements are based on the beliefs, opinions and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

This press release uses the terms "measured resources", "indicated resources" and "inferred resources", which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. We advise investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. In addition, "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.